SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2005

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837

(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.               Registrant’s Business and Operations

Item 1.01                Entry Into Material Definitive Agreement

On August 25, 2005, Winmark Corporation entered into an Amendment to its $15,000,000 line of credit with LaSalle Bank National Bank Association (“Credit Facility”) extending the term of Credit Facility to March 31, 2006.  The Credit Facility was originally entered into on September 30, 2004.  The Credit Facility will be used for growing the Company’s leasing business and for general corporate purposes.  The Company has not yet drawn any funds from the Credit Facility.

Section 7.               Regulation FD Disclosure

Item 7.01

On August 25, 2005, the Company announced that its Board of Directors has authorized a 500,000 share repurchase in addition to the approximately 40,000 shares remaining under an existing Board authorization.  The new authorization is equal to approximately 8% of Winmark’s shares outstanding as of August 4, 2005.  Since 1995, Winmark has repurchased 2.96 million shares at an average price of $11.97 per share.

Section 8.               Other Events

Item 8.01

On August 25, 2005, the Company announced that its Board of Directors has authorized a 500,000 share repurchase in addition to the approximately 40,000 shares remaining under an existing Board authorization.  The new authorization is equal to approximately 8% of Winmark’s shares outstanding as of August 4, 2005.  Since 1995, Winmark has repurchased 2.96 million shares at an average price of $11.97 per share.

Section 9.               Financial Statements and Exhibits.

Item 9.01                Financial Statements and Exhibits

(a)                                  Financial Statements of business acquired:  none

(b)                                 Pro Forms financial information:  none

(c)                                  Exhibits

99.1                           Press Release dated August 25, 2005

99.2                           Amendment to 364-Day Revolving Credit Agreement

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Dated: August 29, 2005
	By:	/s/ Mark T. Hooley
Mark T. Hooley Vice President and General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated August 25, 2005

99.2	Amendment to 364-Day Revolving Credit Agreement